Exhibit 99.2

COMPANY: Tidewater Inc. (TDW)

EVENT: Pritchard Capital Partners Energize 2010 Conference

DATE: January 7, 2010

<<Analyst, Pritchard Capital>>

Jeff Platt and Joe Bennett.

<<Jeffrey M. Platt, Executive Vice President>>

Good morning everybody and thank you. I’m Jeff Platt. I’m Executive Vice President and In-charge of day-to-day operations. I’m going to run through the first couple of slides and then I’m going to turn it over to Joe Bennett, who is Executive President, and he’s going to really work more through the financial side of things.

At Tidewater, first thing we always do at any meeting or any of our visits to our vessels or any discussions with our clients, we talk a little bit about safety. We work very hard on a 24-hour, seven-day-a-week basis operating throughout the world. This is a little visual that we use, one that Dean Taylor had – our CEO had used many years ago, but one we kind of use and it really kind of visually represents what we talk to our crews about safety. It’s like holding a snake, and that snake is always with you, that safety is something we always have to work at, and once you start taking it for granted or you let go of the snake, it’s going to turnaround and bite you.

We find this visual as one that really kind of helps us discuss things with – whether we would be working offshore Vietnam, offshore Mexico, Brazil, in the U.S., it’s – it’s a visual that really resonates with our crews and our people to really bring home what – what it is we have to do on a daily basis. We’ve got to be mindful of a snake.

This is just a picture of the back deck of a vessel. This one I think is working offshore actually down in Australia, pretty rough, rough operating environment. Overall, I just like to remind people on the boats, unlike the rigs, these are not stationary. These are continually rolling, moving. We’re susceptible to water, ocean spray, if you will on the back deck. It’s very often that that deck would be full of cargo, very large pieces of equipment that could shift and potentially cause injury. So again this is a little bit of a visual to bring home why safety has to be at the – the very forefront of any – anything we do, any operation we have, it’s the first thing we have to take into account for.

This is a slide that takes us back to 2002, and it’s a – it’s a graph of the total recordable incident rates. It’s basically incidents normalized on 200,000 man-hours. It allows companies of varying sizes to really get an indication of how their incidents stack up with other companies. We’ve kind of pulled what we think some of the real – the real premier safety companies in the world to benchmark ourselves against.

Tidewater is in the orange bar, if you will, and some of the other clients up there – some of our clients. Some are other companies in the industry such as DuPont that have been really known for their safety program. Notice the overall trend on the industry is downward and I’m very happy to say that Tidewater I think takes a bit of a leadership position. And again this – all gets back to the safety first concept anytime we – we undertake an operation.

Tidewater today. Solid safety record, we just talked a little bit about that. One LTA and our TRIR of 0.18 in fiscal year ‘09. Just a note, fiscal year ‘09 for us ended in April of ‘09. We’re in fiscal year ‘10. We have worked 18 – nearly 18 months since our last lost time accident that was in August 2008. I’m knocking on wood as I say that. Again that snake can bite you at any one time. We’re really proud of that safety record, and it’s one that we have to work at everyday.

Global footprint of Tidewater. We’re virtually in almost every major offshore oil and gas province in the world. 50 years internationally, we stepped out I think our first operation was in Venezuela. We’re not currently in Venezuela right now, as I think many of you know that there is some issues down there. But overall we – we operate throughout the world wherever the oil and gas is supporting our clients.

Fleet positioned to return solid returns on through-cycle basis. We think we’ve got the right mix of new equipment, new equipment coming in, older equipment to really offer to our clients the right solution for that. When we – when the market softens, as we’re seeing some things now, we still have again the right equipment to match up, to be competitive on a cost basis and still meet the needs of our clients.

Strong balance sheet, Joe will go a little bit more into that, but I’d like to just say at the end of September 30, 2009 no net debt. I’m not sure how many other service companies today are going to be able to have that same comment. But Tidewater, the conservative nature fiscally of the company is one that, I think prior to sort of the economic meltdown we were maybe – we were given some negative marks for that for not being the high flyers, to go lever up, whatever. I think fortunately that that conservative nature has served us very well and puts us in a very unique position to perhaps capitalize on some opportunities in the current environment.

Investing in new vessels, again we’re – we’re doing that. I’ll have some slides a little bit later to show you what we have coming down the pipeline. Again, with no net debt, we can absolutely follow through on that construction program and certainly look for other incremental opportunities for the company. We’ve taken 31 deliveries in last 18 months, and as it says on the slide, we’ve got 38 that are currently under construction worldwide. I’ll show you a little more detail on that as – as we go ahead.

And then overall, taking into mind the value for our shareholders, we look at it as a total package. We do have a dividend. We’re currently paying $0.25 a share dividend I think again we – we look at shareholder value. Anytime we make an expenditure, we look at it from the value – what does it bring to the company, ultimately what’s it going to do for the – the shareholder. Also, a lot of our compensation is EVA based, and again we think that aligns as much as we possibly can the company’s management and operating groups with the shareholder value. That is a theme that resonates throughout the company.

Strategy. Again, I think this slide, probably most of you, who have gone through slide – Tidewater presentation before, there’s – there’s nothing really new up here. There’s nothing that’s jumping off the page to be different. It’s one that we kind of adhere to and one that has served us well. We think our culture is definitely a competitive advantage. As I’ve talked about safety. You are probably getting tired of me making comment – making those comments. Again, I’m the guy that’s In-charge of day-to-day operations. I’d tell you I go to sleep thinking about safety, you know, wake up first thing in the morning thinking about safety. And when the phone rings at 2 in the morning, I’m damn well thinking about safety and hoping it’s not that type of phone call. And our clients are focused on that too. I mean the whole industry has really gone through a transformation that the operations, while, yes, they need to get done. It absolutely has to be done in a safe, safety of personnel, safety of equipment, safety of the environment. That’s becoming evermore critical throughout the world.

Talk about our knowledge of customer needs. We’ve been in the business. We invented the supply boat business back with the Ebb Tide, working offshore Louisiana. We’re not somebody who has jumped into this, because it looks like kind of a hot new business to get into. We’ve been in the business. We, I think certainly intend to stay in this business and maintain the leadership position in it. A long way we’ve grown with our clients. We’ve grown up with our clients. And I think the relationships we have with our clients is second to none.

And then, again, talked about the alignment with – within the management program or management ranks in our operating groups, again, aligning with shareholder value. We absolutely look at ways to reduce costs, to improve efficiencies, and again, when we look at any type of acquisition or purchase on new equipment, we want to get the best deal for Tidewater, the one that’s going to absolutely pay the biggest dividends over the life of that asset, and that’s first and foremost with us.

Talked about really our lack of debt. Joe will go into some more slides with that. But what it has allowed us to do, I think right now is put us in a position that we have tremendous flexibility to look at potential acquisitions. The market is getting a little bit soft. There is some new equipment coming in. The right – the thing for us to do is to find the right pieces of equipment that match up with what our clients needs today and tomorrow would be, to match up with the current Tidewater fleet, and then do that hopefully at some discounted price versus what some of the hot market has been for the equipment.

And having the financial flexibility that once we see an opportunity is something I think we can close on very quickly, when we go into a deal potentially, it’s not contingent to subject to financing subject to – if Tidewater decides to make a deal on it, say, a one-off asset, it’s something we can close on very quickly. Selectively deploy cash to renew fleet with expanded capabilities, all of the new equipment coming in. It’s not the old boats, it’s the new boats. And again, talk about the balance sheet strength, Joe will got into a bit more detail on that.

This is a slide everybody talks about, the overhang or the new equipment coming in. Basically, this is a histogram showing when vessels have been built, going back to the early 70s. And really what I’d like you to take away from there, the kind of the orange-colored vessels, that’s the modern day fleet today. But if you kind of look at that before 1985, and in that, there is roughly 900 and some vessels that will be pushed out of market. They basically have lived their economic and useful technical life. It would be fair to say that Tidewater has a share of those, about one in four are Tidewater vessels. But again as the old vessels go away, it will make room for new vessels.

Let’s just take a look at how Tidewater stacks up versus other competitors, and again we’re talking here anchor handlers and PSVs only. You look at Tidewater, a fleet of about 277 vessels, our next nearest competitor is 98. I know some people advertise much bigger numbers, but that usually includes or has to include crewboats, utility boats, a lot smaller tonnage. This is actually looking at PSVs and anchor handlers that to talk about the fleet. Of that 277, there is a little over a 100 vessels are new vessels for Tidewater in the current fleet that’s active today.

Our international strength, 50-years of operations, I said before international. We work in most – most places. Not all of them are paradises to work in. There is challenging environments. But Tidewater, again our model has people on the ground, working the issues in those countries be it West Africa, China, Mexico, Brazil, U.S.

35 of our current 38 newbuilds are being built in international yards that will service the market and quite honestly, the international building is of a lesser cost than domestically here. Of course, you don’t get U.S. flag privilege with that, but when – there will be a slide showing you the market scope international versus domestic. You’ll see kind of why this makes sense, but 35 of the 38 are in international yards.

Internationally, longer contracts, better utilization, higher dayrates for new and traditional vessels. Solid customer base of national oil companies and IOCs. Taking a look at that, if you look at sort of where our money comes from and break it down super majors about 40%, NOCs about 20% and 37% other. So, it’s again – it’s really a who’s who of the major operators throughout the world.

Taking a look at the fleet deployment, and again at the bottom – the bottom of our red box. Today, we are about 94% international, 6% domestic. This is based on the vessel count. This is strict vessel count. And if you contrast that 10 years ago, we were somewhere around 65% international, 35% domestic. Hence we’re quickly with the big business units for us. The West African coast about 132 vessels there, Central and South America at 77, Far East 49, Europe and Middle East 34% and North America about 18, 18 vessels.

Growing industry’s largest fleet, we’re continually reinvesting in it. We started that back, I guess, in 2000 if you really – we really went into that. We have the ability to support continue to fleet, renew on growth, we’ve had to do that. Current environment will present opportunities to utilize our financial strength. Again it’s trying to find the right equipment and perhaps paying a lesser capital cost for that. That’s the goal.

We will fund that with internal cash flow and like we are in very good position with sort of credit lines that we have available to us such that, the financing should not be a limiting factor, if you will, for most way that we want to go.

And we always weigh the build versus buy. You know, at this point and even before we – we don’t want to continually add new vessels to the mix to the extent that there is some existing equipment that maybe at yards now or relatively recent deliveries that are the right technical pieces of equipment and we can make the purchase on that, that would be the – our preference is to not add to the overall population of vessels, but again, go ahead and consolidate the newer equipment within Tidewater.

Taking a look at the investment we’ve made in the industry. Since January 2000, we – we’ve purchased and invested in 209 vessels that does include the current 38 that are on order, right now, and that’s roughly about a $3 billion cost of which two, 2.5 billion has already been fully funded. This is what we’ve done. That’s kind of the breakdown 70 Anchor Handlers, 74 PSVs, 65 Crewboats & Tugs, come up with the 209.

There is a look at the 38 vessels we have under construction. Again 13 Anchor Handlers, 22 Paves, three Crew & Tugs to come up with the 38, we build vessels worldwide, we look for, again, at the shipyards, the shipyards that give us the best value, best bang for the dollars often times that’s in markets or in an areas that require very good hands-on staff. Again, aligning with our operational business model, we put superintendents at the yard through the length of the project, try to minimize any type of cost overruns, any type of delays and it’s the way we do things.

Largest new fleet in the industry, if you take a look at the 348 vessels that currently make up the Tidewater active fleet that doesn’t include about 70 stacked vessels that was in September when this slide was – the numbers you have slides for, there is a 194 total new vessels, of course, that does include the 38 that are under construction right now.

If you look at the dispositions, we’ve had over the years, we’ve – we’ve disposed about 484 vessels, of that 90 have been scrapped, 394 sold. As you can see on the footnotes on C, of that disposition about 624 million of proceeds of which 260 million of gain. So to the extent that again, we’re looking at getting the – the value back to the old equipment as it rotates out of the Tidewater fleet, we do that. And we try very hard anytime we sell equipment outside, we try very hard to make sure that it is not coming back into our core industry it would go into maybe a security fleet in Nigeria; it’s going into bulk container work; it’s going into ferrying company, it’s a – there is lots of businesses that don’t contaminate, if you will, the Tidewater – the Tidewater role. We try very hard to get the equipment pushed out into that.

With that, I’ll turn it over to Joe Bennett. Thank you.

<<Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer>>

Thank you, Jeff. Just few minutes left to cover some financial slides here that Jeff has touched on during this presentation. I think it’s important to look back and see what we have done through what has been a pretty good period, certainly the early part of this, fiscal ‘04, ‘05, again we’re March year-end. You saw where we kind of started from. The numbers were worse than this prior to that. But you see what kind of nice growth we’ve had in earnings.

We do not give earnings guidance, but as you look at what the Street estimates are for Tidewater for this current March of ‘10 year, it’s about 5.35, something like that of earnings and then for fiscal ‘11, it’s about $4.35, $4.50, something like that. So, you know I would imagine you’re hearing a lot of company saying that, you know, we feel like we’re in a trough, and we hit the bottom, no one ever knows that until you’ve – you come out of the bottom, but we kind of think that we’re troughing out and that that kind of earnings level. You know that’s kind of what’s reflected by the analyst that in the numbers that they see. Again we don’t give guidance on those.

Jeff mentioned, our balance sheet no net debt. It only has $275 million of private placement debt that’s due over about the next four, five years primarily and so, we still have a little ways to go to that, and certainly have a balance sheet that can handle the CapEx requirements that Jeff covered on our new construction program. And we find ourselves in a situation, now that ship pricing has come down that we’re one of the buyers out there, one of the few buyers that can – that can invest in additional equipment at prices that are much better than what they were a year or two years ago.

Just a little glimpse at our six month numbers, of course, as compared to the last year, the revenue line is down a bit and earnings are still good but not what they were, but still very good and still generating good cash flows. And in the middle of – of a pretty strong CapEx program. So you see what our numbers were versus the first six months of the year. In the booklet, they have the numbers of CapEx going forward. We think all of that can be done out of internally generated cash and cash on the balance sheet.

And again, a summary, over the last 10 years, again we keep talking about this 10-year period, because that’s when we started this program and how much money we’ve spent over that period of time, $2.7 billion in CapEx over this period of time, $355 million in dividends, $516 million in share repurchases. We currently have $200 million authority for share repurchases. You know as of right now, to be honest, our approach, our priority is much more investing in assets, hard assets, vessels than it is to – to buy back shares. But if something crazy happens in the market, we are prepared to take advantage of that.

We discussed margins, and we’re about out of time. So I’m not going to go into it much. Our margins are very important to look at. We run – we ran through fiscal ‘09 in that kind of 50, 52% range. Our operating margins currently have gone to about 46, 47% something like that. Again, we don’t give long-term guidance on margins. We’ll give some short-term guidance and we think that that’s where we’ve kind of settled out for right now, and hopefully can – can improve back. It certainly again, if you think that you are in a trough, you look back four or five years ago when those margins got down in the mid 30s range and we don’t see that happening right now.

And then I’m afraid; I’m going to have to just kind of blaze by these. I think one of the most misunderstood things and I’ll leave you this with Tidewater, I think any boat company that has new equipment, is the earnings capabilities of – of that new equipment. Everybody recognized, Jeff told you how many traditional boats that Tidewater has that are going away. There is an earnings capacity that goes away with those – those more mature assets. And I think the misunderstood part is just how much the new boats generate.

So on this, we kind of take a little bit of an outlook, three years, when all of those 38 boats are delivered, and kind of what might the market look like under today’s fundamentals. And we can see that if we assume that two thirds of our old fleet is gone by then, in that short a period of time, can we replace the earnings capacity of that old fleet? And we believe that we can, and even with kind of basic assumptions on dayrates and operating margins of the new equipment. The margins on the new equipment is just significantly better than the more mature assets.

So that’s what those slides kind of tend to do, and we will leave you with just kind of our strategy, again, of this three-pronged approach of trying to deliver results. And I think you saw the slide that showed what kind of results we have delivered. We want to deploy our capital in a very, very efficient way. We think we have done that in CapEx and dividends and share repurchases and then to maintain our financial strength. We’re not adverse at all to leverage on our balance sheet. In fact, we would like to have a little bit more, but only for the right reasons, we have to pay the right number for the assets to – to put that debt on our balance sheet.

With that, that’s it. And we appreciate your attention.